As filed with the Securities and Exchange Commission on October 13, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LQR House Inc.

(Exact name of registrant as specified in its charter)

Nevada	2080	86-1604197
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141

(786) 389-9771

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean Dollinger

Chief Executive Officer

6800 Indian Creek Dr. Suite 1E

Miami Beach, FL 33141

(786) 389-9771

(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Daniel Nauth Nauth LPC 217 Queen St. W., #401 Toronto, ON M5V 0R2 Canada (416) 477-6031	Ross Carmel, Esq. Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-274903

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by LQR House Inc., a Nevada corporation (the “Registrant”), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement relates to the offering of shares of the Registrant’s common stock contemplated by its Registration Statement on Form S-1 (File No. 333-274903), which was initially filed with the Securities and Exchange Commission (the “SEC”) on October 6, 2023, and which, as amended, was declared effective by the SEC on October 12, 2023 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the amount of securities being offered and covers the registration of an additional 2,105,264 shares of common stock, $0.0001 par value per share, of the Registrant, and 105,264 additional shares of common stock underlying the representative’s warrants. The required opinion of counsel and related consent, accountant’s consent and fee calculation exhibit are attached hereto and filed herewith.

The additional securities that are being registered for issuance and sale are in an amount and at a price that together represents no more than 20% of the maximum aggregate offering price set forth in the Prior Registration Statement.

Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on October 13, 2023.

LQR House Inc.

By:	/s/ Sean Dollinger
	Name:	Sean Dollinger
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Sean Dollinger	Chief Executive Officer (Principal Executive Officer), Secretary and Director	October 13, 2023
Sean Dollinger

/s/ Kumar Abhishek	Chief Financial Officer (Principal Financial and Accounting Officer)	October 13, 2023
Kumar Abhishek

/s/ Alexandra Hoffman	Director	October 13, 2023
Alexandra Hoffman

/s/ Gary Herman	Director	October 13, 2023
Gary Herman

/s/ James Huber	Director	October 13, 2023
James Huber

/s/ James O’Brien	Director	October 13, 2023
James O’Brien

/s/ Jay Dhaliwal	Director	October 13, 2023
Jay Dhaliwal

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EXHIBIT INDEX

5.1*	Opinion of Sherman & Howard L.L.C.
5.2*	Opinion of Nauth LPC
23.1*	Consent of dbbmckennon, dated October 13, 2023
23.2*	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
23.3*	Consent of Nauth LPC (included in Exhibit 5.2)
107*	Fee Calculation table

*	Filed herewith

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